As filed with the Securities and Exchange Commission on June 2, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

APPLIED DIGITAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	95-4863690 (I.R.S. Employer Identification Number)

3811 Turtle Creek Boulevard, Suite 2100

Dallas, Texas 75219

(214) 427-1704

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wes Cummins

Chief Executive Officer

APPLIED DIGITAL CORPORATION

3811 Turtle Creek Boulevard, Suite 2100

Dallas, Texas 75219

(214) 427-1704

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Siesser, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

(212) 204-8688

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	a base prospectus which covers the offering, issuance and sale by us of the securities identified below from time to time in one or more offerings; and

●	an at the market sale agreement prospectus covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $200 million of our common stock that may be issued and sold under a sales agreement with Northland Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the several sales agents.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

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PROSPECTUS

Common Stock
Preferred Stock
Warrants
Debt Securities

Units

Applied Digital Corporation may offer, issue and sell from time to time, together or separately, in one or more offerings, any combination of:

●	shares of common stock,

●	shares of preferred stock in one or more series,

●	warrants to purchase preferred stock or common stock,

●	debt securities,

●	units, or

●	any combination of preferred stock, common stock, warrants, debt securities or units.

In addition, selling stockholders to be named in a prospectus supplement may offer and sell from time to time these securities in such amounts as set forth in a prospectus supplement.

This prospectus provides a general description of the securities we may offer. Each time we or any selling securityholders sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated or deemed incorporated by reference in this prospectus, carefully before you make your investment decision. Our common stock is traded on the Nasdaq Global Select Market under the symbol “APLD.” On May 30, 2025, the last reported sale price of our common stock on the Nasdaq Global Select Market was $6.83 per share. You are urged to obtain current market quotations of the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We or any selling securityholders may offer to sell these securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If our agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. Before making an investment decisions, you should carefully review the information contained in this prospectus under the heading “Risk Factors” beginning on page 6 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION OR REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 2, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. You should read the registration statement and the accompanying exhibits for further information. The registration statement, including the exhibits and the documents incorporated or deemed incorporated herein by reference, can be read and are available to the public over the Internet at the SEC’s website at http://www.sec.gov as described under the heading “Where You Can Find More Information.”

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement (which term includes, as applicable, the at the market sale agreement prospectus filed with the registration statement of which this prospectus forms a part) containing specific information about the terms of a particular offering by us. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Where You Can Find More Information” for more information.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

Unless this prospectus indicates otherwise or the context otherwise requires, the terms “we,” “our,” “us,” or the “Company” as used in this prospectus refer to Applied Digital Corporation and its subsidiaries, except that such terms refer to only Applied Digital Corporation and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of Debt Securities” and “Description of Units.”

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page 6, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Our Business

We are a United States (“U.S.”) designer, developer, and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing (“HPC”) and Artificial Intelligence (“AI”). We operate in three distinct business segments, including, Blockchain data center hosting (the “Data Center Hosting Business”), cloud services through a wholly owned subsidiary (the “Cloud Services Business”) and HPC data center hosting (the “HPC Hosting Business”), as further discussed below.

We completed our initial public offering in April 2022 and our common stock began trading on Nasdaq on April 13, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.

Data Center Hosting Business

Our Data Center Hosting Business provides energized infrastructure services to crypto mining customers. Our custom-designed data centers allow customers to rent space based on their power requirements. We currently serve one crypto mining customer with an initial contract term of five years. This business segment accounts for the majority of the revenue we generate from our operations (approximately 83% for the fiscal year ended May 31, 2024 and approximately 66%, for the fiscal quarter ended February 28, 2025).

We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:

●	Jamestown, North Dakota: 106 MW facility.
●	Ellendale, North Dakota: 180 MW facility.

In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of our common stock to each of GMR and SparkPool and 3,156,426 shares of our common stock to Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of our common stock back to us.

In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Data Center Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, and other providers as they remain our strategic equity investors. Our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.

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Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.

In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Mara Garden City LLC, a Delaware limited liability company and subsidiary of Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.

Cloud Services Business

We officially launched our Cloud Services Business in May 2023. We operate our Cloud Services Business primarily through our wholly owned subsidiary, Applied Digital Cloud Corporation (“Applied Digital Cloud”), which provides cloud services to customers, such as AI and machine learning developers. Our Cloud Services Business specializes in providing GPU computing solutions to empower customers in executing critical workloads related to AI, machine learning (“ML”), rendering, and other HPC tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations. Near the end of fiscal year 2024, equipment began generating revenue resulting in us recognizing $71.3 million from this business segment during the nine months ended February 28, 2025. We currently operate our Cloud Services Business in four states: Colorado, Minnesota, Nevada and Utah, by renting space at third party colocation centers and providing our customers with Company-owned equipment to generate revenue. As of February 28, 2025, this business segment had two customers and generated 34% of total revenue for the fiscal quarter ended February 28, 2025.

During the quarter ended February 28, 2025, we began discussions of the possible sale of the Cloud Services Business and on February 26, 2025, our Board of Directors approved the negotiation of a potential transaction. As of April 10, 2025, we determined that the Cloud Services Business met the criteria to be classified as “held for sale,” as the Board of Directors approved further plans for the sale of the segment. The potential sale of the Cloud Services Business represents a strategic shift in our operations and financial results. Beginning in the fourth quarter of fiscal 2025, we will report the Cloud Services Business as discontinued operations.

HPC Hosting Business

Our HPC Hosting Business specializes in designing, constructing, and managing data centers tailored to support HPC applications, including AI.

We are currently building three HPC focused data center facilities. The first facility, which is nearing completion, is a 7.5 MW facility in Jamestown, ND located adjacent to our 106 MW Data Center Hosting facility. We are also under construction on our second (“Building 2”) and third (“Building 3”) facilities to provide 100 MW and 150 MW, respectively, of capacity in Ellendale, ND, which is located on land adjacent to our existing 180 MW Data Center Hosting facility. Building 2 and Building 3 are being designed and purpose-built for GPUs, will sit adjacent to each other and separate from our current buildings on the 400 MW Ellendale campus (the “Ellendale Campus”) and will host more traditional HPC applications, such as natural language processing, machine learning, and additional HPC developments. On May 28, 2025, the Company entered into two lease agreements for a combined capacity of 250 MW with respect to Building 2 and Building 3, as further described below under “Recent Developments.”

We anticipate that this business segment will begin generating meaningful revenues once the Ellendale Campus becomes operational, which is expected in the fourth quarter of calendar year 2025.

Recent Developments

Series E-1 Preferred Stock

On September 23, 2024, we entered into a dealer manager agreement for the offering of up to 62,500 shares of Series E-1 Redeemable Preferred Stock, par value $0.001 per share (“Series E-1 Preferred Stock”), at a price per share of $1,000. Subsequent to the quarter ended February 28, 2025, we issued 22,737 shares of Series E-1 Preferred Stock for gross proceeds of $22.7 million. As of the date of this report, the offering of Series E-1 Preferred Stock has been completed.

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Series G Preferred Stock

On April 30, 2025, we entered into the Preferred Equity Purchase Agreement (the “PEPA”) with certain investors for the issuance and sale of up to 156,000 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) in a transaction (the “Private Placement”) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of the Series G Preferred Stock may be put to the investors from time to time at our discretion during the period commencing on April 30, 2025 (the “Commitment Date”) and terminating on the earlier of (i) the 36-month anniversary of the Commitment Date or (ii) such date as there ceases to be a sufficient number of authorized but unissued shares of common stock remaining under the Exchange Cap (as defined in the PEPA).

Pursuant to the PEPA, we agreed to prepare and file with the SEC a registration statement, registering the resale of the shares of common stock issuable upon the conversion of the shares of Series G Preferred Stock as soon as practicable after June 2, 2025, but in any case, no later than June 9, 2025 (subject to certain exceptions), which was filed with the SEC on June 2, 2025 and was automatically effective upon filing.

As of the date of this prospectus, we have issued 78,000 shares of Series G Preferred Stock to these investors, for aggregate gross proceeds of $75 million.

Data Center Leases

On May 28, 2025, APLD ELN-02 LLC and APLD ELN-03 LLC, our subsidiaries, each entered into a data center lease (together, the “Data Center Leases”) with CoreWeave, Inc. (“CoreWeave”) to deliver up to an aggregate of 250 MW of infrastructure to host CoreWeave’s HPC operations at the Ellendale Campus. The first lease is for the full capacity of Building 2, our 100MW data center that is currently under construction and the second lease is for the full capacity of Building 3, a 150MW data center that is also under construction. We have guaranteed the obligations of APLD ELN-02 LLC and APLD ELN-03 LLC under the respective Data Center Leases to which such subsidiary is a party.

In connection with the entry into the Data Center Leases, we issued to CoreWeave a warrant (the “Initial Warrant”) to acquire up to 13,062,521 shares (the “Initial Warrant Shares”) of our common stock at an exercise price of $7.19 per share, subject to adjustment in accordance with the terms and conditions set forth in the Initial Warrant. In addition, we agreed to file a resale registration statement with the SEC to register the resale of the Initial Warrant Shares pursuant to a Registration Rights Agreement, dated May 28, 2025, between us and CoreWeave. The Initial Warrant and the Registration Rights Agreement were executed pursuant to a Letter Agreement, dated May 28, 2025, between us and CoreWeave.

Corporate Information

Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.

We make available free of charge through the Investor Relations link on our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. In addition, the SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC. Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our ability to complete construction of the first 100 MW HPC facility in Ellendale, North Dakota;
●	our ability to complete the negotiation and execution of the definitive transaction documents required to close the Unit Purchase Agreement, dated January 13, 2025, by and among Applied Digital Corporation, APLD HPC Holdings LLC and MIP VI Holdings II, LLC;
●	our dependence on principal customers, including our ability to execute leases with key customers, including leases for our 400 MW Ellendale, North Dakota datacenter campus;
●	availability of financing to continue to grow our business;
●	labor and other workforce shortages and challenges;
●	power or other supply disruptions and equipment failures;
●	the addition or loss of significant customers or material changes to our relationships with these customers;
●	delays or denials of entitlements or permits, including zoning, siting, utility and other permits, or other delays resulting from requirements of public agencies and utility companies;
●	our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
●	our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
●	our ability to continue to grow sales in our hosting business;
●	volatility of cryptoasset prices; and
●	uncertainties of cryptoasset regulation policy.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

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USE OF PROCEEDS

Unless otherwise provided in the applicable prospectus supplement to this prospectus or any free writing prospectuses used to offer specific securities, we expect to use the net proceeds from any offering of securities by us for working capital and general corporate purposes, which may include acquisitions, capital expenditures, investments, the repayment, redemption or refinancing of all or a portion of any indebtedness or other securities outstanding at a particular time, and to fund our operations. Our management has broad discretion over the allocation of the net proceeds from any offering of securities. We will pay all of the fees and expenses incurred by us in connection with this registration.

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SELLING SECURITYHOLDERS

Information about selling securityholders, if any, will be set forth in a prospectus supplement, in an amendment to the registration statement of which this prospectus is a part, or in other filings we make with the SEC under the Exchange Act, which are incorporated by reference.

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DESCRIPTIONS OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities and units that we may offer and sell from time to time. The preferred stock may also be exchangeable for and/or convertible into shares of common stock or another series of preferred stock. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our third restated certificate of incorporation, as amended, our amended and restated by-laws and by applicable Nevada law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by the terms set forth in that prospectus supplement. This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Articles of Incorporation, as amended to date (the “Articles”), and our third amended and restated bylaws, as amended to date (the “Bylaws”), copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended May 31, 2024, as filed with the SEC on August 30, 2024, which is incorporated by reference herein.

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DESCRIPTION OF COMMON STOCK

We are authorized to issue 400,000,000 shares of common stock, $0.001 par value per share. Our common stock is listed on the Nasdaq Global Select Market under the symbol “APLD”. The transfer agent and registrar for our common stock is Computershare Trust Company, Inc.

As of May 30, 2025, there were 225,070,480 shares of our common stock outstanding.

Dividends

The Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock, if any. It is our current policy to retain future earnings to finance operations and expansion. Accordingly, we have not, and do not contemplate, declaring or paying cash dividends in the foreseeable future. Any future payment of dividends will be at the discretion of our board of directors and will depend upon our results of operations, financial condition, cash requirements and other factors deemed relevant by our board of directors, including the terms of our indebtedness.

Voting

Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the board of directors.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.

Miscellaneous

No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by us.

Anti-Takeover Provisions

Certain provisions in our Articles, Bylaws, and applicable Nevada corporate law may have the effect of discouraging a change of control of the Company, even if such a transaction is favored by some of our stockholders and could result in stockholders receiving a substantial premium over the current market price of our shares. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our corporation. These provisions may also tend to perpetuate present management and make it difficult for stockholders owning less than a majority of the shares to be able to elect even a single director.

Computershare Trust Company, N.A. is presently the transfer agent and registrar for our common stock. The transfer agent’s address and phone number are: 150 Royall Street, Canton, MA 02021, telephone number: (781) 575-2000.

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DESCRIPTION OF PREFERRED STOCK

We are authorized to issue 10,000,000 shares of preferred stock, $0.001 par value per share, of which, (i) 2,000,000 shares are designated as Series E Redeemable Preferred Stock, (ii) 62,500 shares are designated as Series E-1 Redeemable Preferred Stock and (iii) 156,000 shares are designated as Series G Convertible Preferred Stock.

As of May 30, 2025, there were 442,158 shares of our preferred stock outstanding, of which (i) 301,673 are Series E Redeemable Preferred Stock, (ii) 62,485 are Series E-1 Redeemable Preferred Stock, and (iii) 78,000 are Series G Convertible Preferred Stock.

Series E Redeemable Preferred Stock

On May 16, 2024, the Company filed a Certificate of the Designations, Powers, Preferences and Rights of Series E Redeemable Preferred Stock (the “Series E Preferred Stock”) with the Secretary of State of the State of Nevada designating 2,000,000 shares out of the authorized but unissued shares of its preferred stock as Series E Preferred Stock with a stated value of $25 per share (the “Series E Certificate of Designation”). The following is a summary of the principal terms of the Series E Preferred Stock:

The holders of the Series E Preferred Stock shall be entitled to receive, and we shall pay, out of legally available funds, dividends on each share of Series E Preferred Stock at an annual rate of 9.0% of the Stated Value. Dividends will be declared and accrued monthly. Such dividends shall be payable upon Board approval, which may not be monthly, out of legally available funds in cash.

Subject to the liquidation preference stated in the ranking section in the Series E Certificate of Designation for the Series E Preferred Stock, as amended on June 9, 2023 and on May 16, 2024, Series E Preferred Stock will be entitled to be paid out of the funds and assets available for distribution, an amount per share equal to the “Stated Value,” or $25.00, plus an amount per share that is issuable as the result of accrued or unpaid Dividends. After payment to the holders of our Series E Preferred Stock, the remaining funds and assets available for distribution to our stockholders shall be distributed among the holders of shares of Common Stock, pro rata based on the number of shares of Common Stock held by each such holder.

Each holder of shares of Series E Preferred Stock is entitled, subject to limitations applicable to distributions under Nevada law and Nasdaq Listing Rules, to redeem any portion of the outstanding Series E Preferred Stock held by such holder at any time. At the option of the Board, in is sole discretion, and taking into account the Company’s reserves and other considerations, such redemption may be effectuated in cash or our Common Stock. Additionally, subject to limitations applicable to distributions under Nevada law, we may redeem a share of Series E Preferred Stock at our option at any time from time to time upon not less than 10 nor more than 90 calendar days’ written notice to the holders prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Series E Preferred Stock to be redeemed plus accrued but unpaid dividends, or with shares of Common Stock as determined in accordance with the Series E Certificate of Designation for the Series E Preferred Stock. In accordance with Rule 5635(d) of the Nasdaq Stock Market, the number of shares of Common Stock issuable to holders of Series E Preferred Stock for redemption shall not exceed 19.99% of the outstanding shares of Common Stock without the approval of the Company’s stockholders.

The Series E Preferred Stock has no voting rights, except as required by law and for certain customary protective provisions.

Series E-1 Redeemable Preferred Stock

On November 8, 2024, the Company filed a Certificate of the Designations, Powers, Preferences and Rights of Series E-1 Redeemable Preferred Stock (the “Series E-1 Preferred Stock”) with the Secretary of State of the State of Nevada designating 62,500 shares out of the authorized but unissued shares of its preferred stock as Series E-1 Preferred Stock with a stated value of $1,000 per share (the “Series E-1 Certificate of Designation”). The following is a summary of the principal terms of the Series E-1 Preferred Stock:

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The Series E-1 Preferred Stock ranks, with respect to the payment of dividends and rights upon the Company’s liquidation, dissolution or winding up of the Company’s affairs: (i) prior or senior to all classes or series of our common stock, and any other class or series of equity securities, if the holders of Series E-1 Preferred Stock are entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of shares of such class or series; (ii) on a parity with the Series E Preferred Stock and the Series F Preferred Stock, in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences; (iii) on a parity with other classes or series of the Company’s equity securities issued in the future if, pursuant to the specific terms of such class or series of equity securities, the holders of such class or series of equity securities and the holders of Series E-1 Preferred Stock are entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority of one over the other, or as otherwise expressed to be pari passu with the Series E-1 Preferred Stock; (iv) junior to any class or series of the Company’s equity securities if, pursuant to the specific terms of such class or series, the holders of such class or series are entitled to the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of the Series E-1 Preferred Stock (none of which class or series is currently designated); and (v) junior to all of the Company’s existing and future debt indebtedness.

Subject to the liquidation preference set forth in the Series E-1 Certificate of Designations, the Series E-1 Preferred Stock is entitled to be paid out of the funds and assets available for distribution, an amount per share equal to the Stated Value, plus an amount per share that is issuable as the result of accrued or unpaid dividends. After payment to the holders of the Series E-1 Preferred Stock and to the holders of shares of any other class or series of capital stock ranking senior to or on a parity with the Series E-1 Preferred Stock, including, without limitation, the Series E Preferred Stock, the Series F Preferred Stock and any classes or series of preferred stock otherwise expressed to be pari passu with the Series E-1 Preferred Stock, the remaining funds and assets available for distribution to the Company’s stockholders will be distributed among the holders of shares of our common stock, pro rata based on the number of shares of our common stock held by each such holder.

The holders of the Series E-1 Preferred Stock are entitled to receive a cumulative dividend at a fixed annual rate of 9% per annum of the Stated Value of the Series E-1 Preferred Stock, or $1,000.00, per year (computed on the basis of a 360-day year consisting of twelve 30-day months). Dividends will be declared and accrued monthly. Dividends are payable upon the approval of the board of directors of the Company, which may not be monthly, out of legally available funds in cash. The Series E-1 Preferred Stock ranks on parity with the Series E Preferred Stock, the Series F Preferred Stock and any classes or series of preferred stock otherwise expressed to be pari passu with the Series E-1 Preferred Stock with respect to the right to receive payment of any dividends in proportion to their respective amounts of accrued and unpaid dividends per share. Unless full cumulative dividends on shares of Series E-1 Preferred Stock for all past dividend periods have been paid (or set apart for payment), the Company may not declare or pay dividends with respect to any shares of our common stock or other stock ranking junior to the Series E-1 Preferred Stock for any period.

Each holder of shares of Series E-1 Preferred Stock will be entitled to redeem any portion of the outstanding shares of Series E-1 Preferred Stock held by such holder (the “Holder Optional Redemption”) at any time, subject to certain early redemption fees. Such redemptions may be settled in either cash or our common stock, at the Company’s option; provided, however, that (i) if required by Rule 5635(d) of The Nasdaq Stock Market, the aggregate number of shares of our common stock issuable to holders of Series E-1 Preferred Stock for dividends and redemption shall not exceed 19.99% of the outstanding shares of our common stock (the “Redemption Share Cap”), unless approval by the Company’s stockholders is obtained to exceed the Redemption Share Cap, and (ii) no share of Series E-1 Preferred Stock may be redeemed for our common stock prior to the first anniversary of the date of its issuance. The Company will settle any Holder Optional Redemption it determines to redeem in cash by paying the holder the Settlement Amount. The “Settlement Amount” means (A) the Stated Value, plus (B) unpaid dividends accrued to, but not including, any business day after the last business day of the month after a notice of redemption (the “Holder Redemption Notice”) is duly received by Preferred Shareholder Services, LLC, an affiliated of the Dealer Manager, (the “Holder Redemption Deadline”) but before the next Holder Redemption Deadline (such date, the “Holder Redemption Exercise Date”), minus (C) the Holder Optional Redemption Fee (as defined below) applicable on the respective Holder Redemption Deadline. The Company will settle any Holder Optional Redemption the Company determines to redeem in our common stock, subject to the Redemption Share Cap, by delivering to the holder a number of shares of our common stock equal to (1) the Settlement Amount divided by (2) the closing price per share of our common stock on The Nasdaq Global Select Market (“Nasdaq”), or other national securities exchange on which our common stock is listed, on the last trading day prior to the Holder Optional Redemption Exercise Date.

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The Company may redeem a share of Series E-1 Preferred Stock at its option (the “Company Optional Redemption”) on or after the Redemption Eligibility Date upon not less than 10 calendar days nor more than 90 calendar days written notice (the date upon which such written notice is provided to holders, the “Company Optional Redemption Notice Exercise Date”) to the holders prior to the date fixed for redemption thereof, at a redemption price of 100% of the Stated Value of the shares of Series E-1 Preferred Stock to be redeemed plus accrued but unpaid dividends (at a rate equal to (1) the Settlement Amount divided by (2) the closing price of shares of our common stock on Nasdaq, or other national securities exchange on which our common stock is listed, on the last trading day prior to the Company Optional Redemption Notice Exercise Date). In the Company’s sole and absolute discretion, the Company may determine to settle a Company Optional Redemption in either cash or with fully paid and non-assessable shares of our common stock, subject to the Redemption Share Cap, if applicable. If the Company exercises the Company Optional Redemption for less than all of the outstanding shares of Series E-1 Preferred Stock, then shares of Series E-1 Preferred Stock will be selected for redemption on a pro rata basis or by lot across holders of the series of Series E-1 Preferred Stock selected for redemption.

A share of Series E-1 Preferred Stock will be subject to an early redemption fee if the holder elects to redeem it within three years of its issuance (the “Holder Optional Redemption Fee”). The amount of the fee equals a percentage of the Stated Value of the share of Series E-1 Preferred Stock to be redeemed based on the year in which the redemption occurs after the issuance date of such share of Series E-1 Preferred Stock as follows:

●	Prior to the first anniversary of the issuance of such share of Series E-1 Preferred Stock: 9% of the Stated Value, which equals $90.00 per share of Series E-1 Preferred Stock;

●	On or after the first anniversary but prior to the second anniversary: 7% of the Stated Value, which equals $70.00 per share of Series E-1 Preferred Stock;

●	On or after the second anniversary but prior to the third anniversary: 5% of the Stated Value, which equals $50.00 per share of Series E-1 Preferred Stock; and

●	On or after the third anniversary: 0%.

The Company is permitted to waive the Holder Optional Redemption Fee. Although the Company has retained the right to waive the Holder Optional Redemption Fee, it is not required to establish any such waivers, and it may never establish any such waivers.

Subject to restrictions, beginning on the date of original issuance and ending on December 31st of the year in which the third anniversary of the date of issuance occurs, the Company will redeem shares of Series E-1 Preferred Stock of a beneficial owner who is a natural person (including a natural person who holds shares of Series E-1 Preferred Stock through an Individual Retirement Account or in a personal or estate planning trust) upon his or her death at the written request of the beneficial owner’s estate (such date the request is received by the Company, the “Optional Redemption Following Death of a Holder Notice Date”) at a redemption price equal to the Settlement Amount without application of the Holder Optional Redemption Fee. In the Company’s sole and absolute discretion, the Company may determine to settle such redemption in either cash or with fully paid and non-assessable shares of our common stock (at a rate equal to (1) the Settlement Amount divided by (2) the closing price of shares of our common stock on Nasdaq, or other national securities exchange on which our common stock is listed, on the last trading day prior to the Optional Redemption Following Death of a Holder Notice Date), subject to the Redemption Share Cap, if applicable.

The Series E-1 Preferred Stock has no voting rights, except as required by law and for certain customary protective provisions.

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Series G Preferred Stock

On April 30, 2025, the Company filed a Certificate of the Designations, Powers, Preferences and Rights of Series G Convertible Preferred Stock with the Secretary of State of the State of Nevada designating 156,000 shares out of the authorized but unissued shares of its preferred stock as Series G Preferred Stock with a stated value of $1,000 per share (the “Series G Certificate of Designation”). The following is a summary of the principal terms of the Series G Preferred Stock:

Series G Preferred Stock will rank on parity with the Series E Redeemable Preferred Stock and the Series E-1 Preferred Stock, and may rank on parity with or senior to any other series of preferred stock issued by the Company from time to time in the future. The Series G Preferred Stock will rank senior to our common stock.

Upon any dissolution, liquidation or winding up, whether voluntary or involuntary, holders of the Series G Preferred Stock will be entitled to receive distributions out of the assets of the Company in an amount per share equal to the then-current Series G stated value, whether capital or surplus, before any distributions shall be made on any shares of our common stock.

The Series G Preferred Stock has no voting rights, except as required by law and for certain customary protective provisions.

If any Investor is prevented from converting any portion of its Series G Preferred Stock because of the Exchange Cap, and such limitation continues for 18 months following the date that is 18 months following the issuance of such Series G Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, then the portion of the Series G Preferred Stock held by such Investor at such time shall be redeemed by the Company, within 10 trading days after such earlier date, at a price equal to the greater of (A) the product of (x) the Conversion Price in effect on the first (1st) date this limitation prohibited conversion thereof and (y) the number of shares of our common stock into which such Series G Preferred Stock that was not converted is convertible at such Conversion Price (without regard to any limitations on conversion), and (B) 110% of the stated value of such Series G Preferred Stock.

If, (i) the Volume Weighted Average Price (as defined in the Series G Certificate of Designation) for any trading day falls below the Floor Price, as may be adjusted from time to time, and then remains below the Floor Price for 10 consecutive trading days (which 10 consecutive trading day period shall not include any days prior to the original issuance date of the applicable Series G Preferred Stock) and (ii) the Company does not elect to reduce the Floor Price ((i) and (ii) collectively, the “VWAP Limitation”), and while such VWAP Limitation exists an Investor delivers a Notice of Conversion, then in lieu of effecting such conversion, the Company shall redeem such Series G Preferred Stock and pay to such Investor, on a monthly basis beginning on the 1st day of the 1st month following the date of conversion in respect of such Notice of Conversion and continuing for 11 months thereafter, an amount equal to 1/12th of 105% of the stated value of such Series G Preferred Stock; provided, however, that if the date that is 18 months following issuance of such Preferred Stock, or, if earlier, the date that is 36 months following April 30, 2025 (the “Commitment Date”), occurs during such 12-month period, then payment of the balance, if any, shall accelerate and become due and payable by the Company within 10 trading days of such earlier date. If the VWAP Limitation is met and continues for each trading day through the date that is 18 months following issuance of such Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, and during such period an Investor does not deliver a Notice of Conversion in respect of any portion of its Series G Preferred Stock held by such Investor at such time, then all Series G Preferred Stock held by such Investor on the date that is 18 months following issuance of such Preferred Stock, or, if earlier, the date that is 36 months following the Commitment Date, shall be redeemed by the Company, within 10 trading days of the date of such earlier date, at a price equal to the greater of (1) the product of (A) the Floor Price, as may be adjusted from time to time, as of the 10th trading day on which the Volume Weighted Average Price fell below the Floor Price and (B) the number of shares of our common stock into which such Series G Preferred Stock that was not converted is convertible at such Floor Price (without regard to any limitations on conversion), and (2) 110% of the stated value of such Series G Preferred Stock. All such redemptions, if any, shall be paid in cash by the Company.

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Terms of the Preferred Stock That We May Offer and Sell to You

We summarize below some of the provisions that will apply to the preferred stock that we may offer to you unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. You should read the prospectus supplement, which will contain additional information and which may update or change some of the information below. Prior to the issuance of a new series of preferred stock, we will further amend our Articles, designating the stock of that series and the terms of that series. We will file a copy of the certificate of designation that contains the terms of each new series of preferred stock with the SEC each time we issue a new series of preferred stock. Each certificate of designation will establish the number of shares included in a designated series and fix the designation, powers, privileges, preferences and rights of the shares of each series as well as any applicable qualifications, limitations or restrictions. You should refer to the applicable certificate of designation as well as our third restated certificate of incorporation, as amended, before deciding to buy shares of our preferred stock as described in the applicable prospectus supplement.

Our board of directors has the authority, without further action by the stockholders, to issue preferred stock in one or more series and to fix the number of shares, dividend rights, conversion rights, voting rights, redemption rights, liquidation preferences, sinking funds, and any other rights, preferences, privileges and restrictions applicable to each such series of preferred stock.

The issuance of any preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. The ability of our board of directors to issue preferred stock could discourage, delay or prevent a takeover or other corporate action.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock, including, where applicable:

●	the designation, stated value and liquidation preference of such preferred stock;

●	the number of shares within the series;

●	the offering price;

●	the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;

●	any redemption or sinking fund provisions;

●	the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding-up;

●	the terms and conditions, if any, on which shares of such series shall be convertible or exchangeable for shares of our stock of any other class or classes, or other series of the same class;

●	the voting rights, if any, of shares of such series;

●	the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;

●	the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our shares ranking junior to the shares of such series as to dividends or upon liquidation;

●	the conditions and restrictions, if any, on the creation of indebtedness by us or by any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

●	any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

The description of the terms of a particular series of preferred stock in the applicable prospectus supplement will not be complete. You should refer to the applicable amendment to our Articles, as amended, for complete information regarding a series of preferred stock.

The preferred stock will, when issued against payment of the consideration payable therefor, be fully paid and nonassessable. Unless otherwise specified in the applicable prospectus supplement, each series of preferred stock will, upon issuance, rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. The rights of the holders of our preferred stock will be subordinate to that of our general creditors.

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DESCRIPTION OF WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with other securities or separately, warrants to purchase common stock, preferred stock or other securities. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent would act solely as our agent in connection with the warrants of the series being offered and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of warrants in respect of which this prospectus is being delivered:

●	the title of the warrants;

●	the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

●	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

●	the price or prices at which the warrants will be issued;

●	the aggregate number of warrants;

●	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

●	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

●	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the warrants;

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

●	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

●	if applicable, the maximum or minimum number of warrants which may be exercised at any time;

●	the identity of the warrant agent;

●	any mandatory or optional redemption provision;

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●	whether the warrants are to be issued in registered or bearer form;

●	whether the warrants are extendible and the period or periods of such extendibility;

●	information with respect to book-entry procedures, if any; and

●	any other terms of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder’s warrant(s).

Modification of the Warrant Agreement

The warrant agreement will permit us and the warrant agent, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

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DESCRIPTION OF DEBT

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue the notes under the indenture that we will enter into with the trustee named in the indenture. The form of indenture is being filed as an exhibit to the registration statement of which this prospectus is a part. The indenture will be qualified under the Trust Indenture Act of 1939 prior to the issuance of any debt securities. We use the term “debenture trustee” to refer to the trustee under the indenture.

The following summaries of material provisions of the notes and the indenture are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

●	the title;
●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
●	any limit on the amount that may be issued;
●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
●	the maturity date;
●	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;
●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	whether the debt securities will be secured or unsecured, and the terms of any secured debt;
●	the terms of the subordination of any series of subordinated debt;
●	the place where payments will be payable;
●	restrictions on transfer, sale or other assignment, if any;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
●	provisions for a sinking fund, purchase or other analogous fund, if any;
●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;
●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

○	incur additional indebtedness;
○	issue additional securities;

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○	issue guarantees;
○	create liens;
○	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
○	redeem capital stock;
○	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
○	make investments or other restricted payments;
○	sell or otherwise dispose of assets;
○	enter into sale-leaseback transactions;
○	engage in transactions with stockholders and affiliates;
○	issue or sell stock of, or sell assets of, our subsidiaries; or
○	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;
●	information describing any book-entry features;
●	the procedures for any auction and remarketing, if any;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	if other than U.S. dollars, the currency in which the series of debt securities will be denominated; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our Common Stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange (for example in the event of our merger or consolidation with another entity).

Consolidation, Merger or Sale

The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquiror of such assets must assume all of our obligations under the indenture and the debt securities.

If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

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Events of Default Under the Indenture

The following are events of default under the indenture with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;
●	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;
●	if we fail to observe or perform any other covenant contained in the debt securities or the indenture, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indenture, if an event of default under the indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee, to institute the proceeding as trustee; and
●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.
●	These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
●	We will periodically file statements with the debenture trustee regarding our compliance with the covenants in the indenture.

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Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;
●	to comply with the provisions described above under “-Consolidation, Merger or Sale;”
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;
●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
●	to provide for uncertificated debt securities and to make any appropriate changes for such purpose;
●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;
●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
●	to change anything that does not adversely affect the legal rights of any holder of debt securities of any series.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies;
●	recover excess money held by the debenture trustee;
●	compensate and indemnify the debenture trustee; and
●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

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At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given to it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the debenture trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Subordination of Subordinated Debt Securities

Subordinated debt securities, if any, will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not limit the amount of indebtedness which we may incur and does not limit us from issuing any other debt, including secured debt or unsecured debt.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

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PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades, in any manner permitted under applicable law and described in an applicable prospectus supplement or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

We may also sell equity securities covered by this prospectus in “at the market offerings” as defined in Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, or an exchange or otherwise. Such offerings may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the Nasdaq Global Select Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including:

●	the name or names of the underwriters, dealers or agents participating in the offering, if any;

●	the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

24

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to an offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. There is currently no market for any of the offered securities, other than our common stock, which is listed on the Nasdaq Global Select Market. We have no current plans for listing of the preferred stock or warrants on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, warrants or subscription rights will be described in the applicable prospectus supplement or other offering materials, as the case may be.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any agents and underwriters who are qualified market makers on the Nasdaq Global Select Market may engage in passive market making transactions in the securities on the Nasdaq Global Select Market in accordance with Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Snell & Wilmer L.L.P., Las Vegas, Nevada. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

26

EXPERTS

The consolidated financial statements of Applied Digital Corporation and Subsidiaries as of May 31, 2024 and 2023 and for each of the two years in the period ended May 31, 2024, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements of Applied Digital Corporation and Subsidiaries are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Applied Digital Corporation, that file electronically with the SEC. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.applieddigital.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the Commission on August 30, 2024;

●	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2024, filed with the Commission on October 9, 2024, November 30, 2024, filed with the Commission on January 14, 2025 and February 28, 2025, filed with the Commission on April 14, 2025;

●	The Company’s Current Reports on Form 8-K filed with the Commission on June 5, 2024, June 7, 2024, June 11, 2024, June 17, 2024, July 2, 2024, July 9, 2024, July 29, 2024, August 14, 2024, August 30, 2024, September 10, 2024, September 27, 2024, October 15, 2024, October 24, 2024, October 30, 2024, October 31, 2024, November 5, 2024, November 14, 2024, November 21, 2024, December 2, 2024, December 4, 2024, January 14, 2025, February 6, 2025, February 12, 2025, April 2, 2025, April 14, 2025, May 1, 2025, May 30, 2025, June 2, 2025 and our Current Reports on Form 8-K/A filed with the SEC on June 6, 2024, June 10, 2024, September 4, 2024, January 6, 2025, January 8, 2025, February 13, 2025, and February 21, 2025, April 17, 2025 (other than any portions thereof deemed furnished and not filed);

●	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 23, 2024, as supplemented by the Definitive Additional Materials filed with the Commission on November 15, 2024; and

●	The description of our common stock, par value $0.001 per share, in our Registration Statement on Form 8-A, filed with the Commission on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, as filed with the Commission on August 30, 2024.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to:

Applied Digital Corporation

Attn: Wes Cummins

Chief Executive Officer

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

Phone number: (214) 427-1704

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PROSPECTUS

Up to $200 million

Common Stock

We have entered into a Sales Agreement, or the sales agreement, relating to the offer and sale of shares of our common stock, par value $0.001 per share, offered by this prospectus through Northland Securities, Inc. (d/b/a Northland Capital Markets) and Wells Fargo Securities, LLC, as representatives (the “Representatives”) and B. Riley Securities, Inc., Cantor Fitzgerald & Co., Citizens JMP Securities, LLC, Compass Point Research & Trading, LLC, Craig-Hallum Capital Group LLC, Lake Street Capital Markets, LLC, Lucid Capital Markets, LLC and Roth Capital Partners, LLC and (collectively, the “Agents”). In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $200 million from time to time through the Agents, acting as our agent or principal.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “APLD.” On May 30, 2025, the last reported sale price of our common stock on Nasdaq was $6.83 per share.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market equity offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Agents will act as sales agents on a best efforts basis using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Representatives and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agents for sales of shares of common stock sold pursuant to the sales agreement is an amount equal to 3.0% of the gross proceeds from the sales hereunder. In connection with the sale of the shares of common stock on our behalf, each of the Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page 6 of this prospectus, page 1 of the accompanying base prospectus and in the reports we file with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), incorporated by reference into this prospectus, to read about factors you should consider before buying shares of our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

Northland Capital Markets	Wells Fargo Securities

B. Riley Securities	Cantor	Citizens Capital Markets	Compass Point
Craig-Hallum	Lake Street Capital	Lucid Capital Markets	Roth Capital Partners

The date of this prospectus is June 2, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of registration statement on Form S-3 that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, using a “shelf” registration process. This prospectus relates to the offer and sale by us pursuant to the sales agreement of shares of our common stock having an aggregate offering price of up to $200 million from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.

We provide information to you about this offering of shares of our common stock in this at the market sale agreement prospectus, which describes the specific terms of this offering of common stock. To the extent there is a conflict between the information contained in this at the market sale agreement prospectus, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this at the market sale agreement prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the Agents have not, authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and the documents incorporated by reference in this prospectus is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus and the documents incorporated by reference in this prospectus in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When used in this prospectus, except where the context otherwise requires, the terms “we,” “us,” “our” and “the Company” refer to Applied Digital Corporation and its consolidated subsidiaries.

S-1

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and the documents incorporated by reference herein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors” beginning on page S-7, our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus before making an investment decision.

Our Business

We are a United States (“U.S.”) designer, developer, and operator of next-generation digital infrastructure across North America. We provide digital infrastructure solutions and cloud services to the rapidly growing industries of High-Performance Computing (“HPC”) and Artificial Intelligence (“AI”). We operate in three distinct business segments, including, Blockchain data center hosting (the “Data Center Hosting Business”), cloud services through a wholly owned subsidiary (the “Cloud Services Business”) and HPC data center hosting (the “HPC Hosting Business”), as further discussed below.

We completed our initial public offering in April 2022 and our common stock began trading on Nasdaq on April 13, 2022. In November 2022, we changed our name from Applied Blockchain, Inc. to Applied Digital Corporation.

Data Center Hosting Business

Our Data Center Hosting Business provides energized infrastructure services to crypto mining customers. Our custom-designed data centers allow customers to rent space based on their power requirements. We currently serve one crypto mining customer with an initial contract term of five years. This business segment accounts for the majority of the revenue we generate from our operations (approximately 83% for the fiscal year ended May 31, 2024 and approximately 66%, for the fiscal quarter ended February 28, 2025).

We currently operate sites in Jamestown and Ellendale, North Dakota, with a total hosting capacity of approximately 286 MW:

●	Jamestown, North Dakota: 106 MW facility.
●	Ellendale, North Dakota: 180 MW facility.

In March 2021, we executed a strategy planning and portfolio advisory services agreement (the “Services Agreement”) with GMR Limited, a British Virgin Island limited liability company (“GMR”), Xsquared Holding Limited, a British Virgin Island limited liability company (“SparkPool”) and Valuefinder, a British Virgin Islands limited liability company (“Valuefinder” and, together with GMR and SparkPool, the “Service Provider(s)”). Under the Services Agreement, the Service Providers agreed to provide crypto asset mining management and analysis and assist us in securing difficult-to-obtain mining equipment. Under the terms of the Services Agreement, we issued 7,440,148 shares of our common stock to each of GMR and SparkPool and 3,156,426 shares of our common stock to Valuefinder. In June 2022, SparkPool ceased all operations and forfeited 4,965,432 shares of our common stock back to us.

In March 2022, we decided to terminate our crypto mining operations, shifting our focus and our business strategy to developing the HPC Hosting Business and our other two business segments (including the Data Center Hosting Business). Each Service Provider advised us concerning the design and buildout of our hosting operations. We continue to partner with GMR, and other providers as they remain our strategic equity investors. Our partners have strong relationships across the cryptocurrency ecosystem, which we may leverage to identify leads for the expansion of our operations and business segments.

S-2

Compared to our previous mining operations, co-hosting revenues are less subject to volatility related to the underlying crypto-asset markets. We have a contractual ceiling for our energy costs through our Amended and Restated Electric Service Agreement, entered into in September 2023 with a utility in the upper Midwest (the “Electric Service Agreement”). One of the main benefits of the Electric Service Agreement is the low cost of power for mining. Even before the recently imposed crypto mining restrictions in China, power capacity available for Bitcoin mining was scarce, especially at scalable sites with over 100 MW of potential capacity. This scarcity of mining power allows us to realize attractive hosting rates in the current market. The Electric Service Agreement has also enabled us to launch our hosting business with long-term customer contracts.

In March 2024, we announced that we entered into a definitive agreement to sell our 200 MW campus in Garden City, TX, to Mara Garden City LLC, a Delaware limited liability company and subsidiary of Marathon Digital Holdings (Nasdaq: MARA). We completed the sale transaction on April 1, 2024.

Cloud Services Business

We officially launched our Cloud Services Business in May 2023. We operate our Cloud Services Business primarily through our wholly owned subsidiary, Applied Digital Cloud Corporation (“Applied Digital Cloud”), which provides cloud services to customers, such as AI and machine learning developers. Our Cloud Services Business specializes in providing GPU computing solutions to empower customers in executing critical workloads related to AI, machine learning (“ML”), rendering, and other HPC tasks. Our managed hosting cloud service allows customers to sign service contracts, utilizing our Company-provided equipment for seamless and cost-effective operations. Near the end of fiscal year 2024, equipment began generating revenue resulting in us recognizing $71.3 million from this business segment during the nine months ended February 28, 2025. We currently operate our Cloud Services Business in four states: Colorado, Minnesota, Nevada and Utah, by renting space at third party colocation centers and providing our customers with Company-owned equipment to generate revenue. As of February 28, 2025, this business segment had two customers and generated 34% of total revenue for the fiscal quarter ended February 28, 2025.

During the quarter ended February 28, 2025, we began discussions of the possible sale of the Cloud Services Business and on February 26, 2025, our Board of Directors approved the negotiation of a potential transaction. As of April 10, 2025, we determined that the Cloud Services Business met the criteria to be classified as “held for sale,” as the Board of Directors approved further plans for the sale of the segment. The potential sale of the Cloud Services Business represents a strategic shift in our operations and financial results. Beginning in the fourth quarter of fiscal 2025, we will report the Cloud Services Business as discontinued operations.

HPC Hosting Business

Our HPC Hosting Business specializes in designing, constructing, and managing data centers tailored to support HPC applications, including AI.

We are currently building three HPC focused data center facilities. The first facility, which is nearing completion, is a 7.5 MW facility in Jamestown, ND located adjacent to our 106 MW Data Center Hosting facility. We are also under construction on our second (“Building 2”) and third (“Building 3”) facilities to provide 100 MW and 150 MW, respectively, of capacity in Ellendale, ND, which is located on land adjacent to our existing 180 MW Data Center Hosting facility. Building 2 and Building 3 are being designed and purpose-built for GPUs, will sit adjacent to each other and separate from our current buildings on the 400 MW Ellendale campus (the “Ellendale Campus”) and will host more traditional HPC applications, such as natural language processing, machine learning, and additional HPC developments. On May 28, 2025, the Company entered into two lease agreements for a combined capacity of 250 MW with respect to Building 2 and Building 3, as further described below under “Recent Developments.”

We anticipate that this business segment will begin generating meaningful revenues once the Ellendale Campus becomes operational, which is expected in calendar year 2025.

Recent Developments

Series E-1 Preferred Stock

On September 23, 2024, we entered into a dealer manager agreement for the offering of up to 62,500 shares of Series E-1 Redeemable Preferred Stock, par value $0.001 per share (“Series E-1 Preferred Stock”), at a price per share of $1,000. Subsequent to the quarter ended February 28, 2025, we issued 22,737 shares of Series E-1 Preferred Stock for gross proceeds of $22.7 million. As of the date of this report, the offering of Series E-1 Preferred Stock has been completed.

S-3

Series G Preferred Stock

On April 30, 2025, we entered into the Preferred Equity Purchase Agreement (the “PEPA”) with certain investors for the issuance and sale of up to 156,000 shares of Series G Convertible Preferred Stock (the “Series G Preferred Stock”) in a transaction (the “Private Placement”) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The shares of the Series G Preferred Stock may be put to the investors from time to time at our discretion during the period commencing on April 30, 2025 (the “Commitment Date”) and terminating on the earlier of (i) the 36-month anniversary of the Commitment Date or (ii) such date as there ceases to be a sufficient number of authorized but unissued shares of common stock remaining under the Exchange Cap (as defined in the PEPA).

Pursuant to the PEPA, we agreed to prepare and file with the SEC a registration statement, registering the resale of the shares of common stock issuable upon the conversion of the shares of Series G Preferred Stock as soon as practicable after June 2, 2025, but in any case, no later than June 9, 2025 (subject to certain exceptions), which was filed with the SEC on June 2, 2025 and was automatically effective upon filing.

As of the date of this prospectus, we have issued 78,000 shares of Series G Preferred Stock to these investors, for aggregate gross proceeds of $75 million.

Data Center Leases

On May 28, 2025, APLD ELN-02 LLC and APLD ELN-03 LLC, our subsidiaries, each entered into a data center lease (together, the “Data Center Leases”) with CoreWeave, Inc. (“CoreWeave”) to deliver up to an aggregate of 250 MW of infrastructure to host CoreWeave’s HPC operations at the Ellendale Campus. The first lease is for the full capacity of Building 2, our 100MW data center that is currently under construction and the second lease is for the full capacity of Building 3, a 150MW data center that is also under construction. We have guaranteed the obligations of APLD ELN-02 LLC and APLD ELN-03 LLC under the respective Data Center Lease to which such subsidiary is a party.

In connection with the entry into the Data Center Leases, we issued to CoreWeave a warrant (the “Initial Warrant”) to acquire up to 13,062,521 shares (the “Initial Warrant Shares”) of our common stock at an exercise price of $7.19 per share, subject to adjustment in accordance with the terms and conditions set forth in the Initial Warrant. In addition, we agreed to file a resale registration statement with the SEC to register the resale of the Initial Warrant Shares pursuant to a Registration Rights Agreement, dated May 28, 2025, between us and CoreWeave. The Initial Warrant and the Registration Rights Agreement were executed pursuant to a Letter Agreement, dated May 28, 2025, between us and CoreWeave.

Corporate Information

Our executive office is located at 3811 Turtle Creek Blvd., Suite 2100, Dallas, Texas 75219, and our phone number is (214) 427-1704. Our principal website address is www.applieddigital.com.

We make available free of charge through the Investor Relations link on our website access to press releases and investor presentations, as well as all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) as soon as reasonably practicable after electronically filing such materials with, or furnishing them to, the SEC. In addition, the SEC maintains an Internet website, www.sec.gov, that contains reports, proxy and information statements and other information that we file electronically with the SEC. Information contained in, or accessible through, our website does not constitute part of this prospectus or the registration statement of which it forms a part and inclusions of our website address in this prospectus or the registration statement are inactive textual references only. You should not rely on any such information in making your decision whether to purchase our securities.

S-4

THE OFFERING

The following summary contains the principal terms of this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus and the accompanying base prospectus.

Common stock offered by us in this offering	Up to $200 million of our common stock, par value $0.001 per share.

Common stock to be outstanding after this offering	Up to 254,353,056 shares of common stock, assuming the sale of 29,282,576 shares in this offering at an assumed public offering price of $6.83 per share, which was the closing price of our common stock on Nasdaq on May 30, 2025. The actual number of shares issued will vary depending on the prices at which the shares of common stock are sold from time to time under this offering.

Manner of offering	Sales of shares of our common stock, if any, may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act, from time to time, through the Agents, as our agent or as principal, pursuant to the sales agreement. See “Plan of Distribution” on page S-11.

Use of proceeds	We intend to use the net proceeds from this offering to fund the Company’s growth capital expenditures, general corporate purposes and working capital needs. See “Use of Proceeds” in this prospectus beginning on page S-8.

Nasdaq Symbol	“APLD.”

Risk Factors

See “Risk Factors” beginning on page 6, page S-7 of the accompanying base prospectus and in the reports we file with the SEC pursuant to the Exchange Act incorporated by reference into this prospectus and the accompanying base prospectus, to read about factors you should consider before buying shares of our common stock.

The number of shares of common stock to be outstanding is based on 225,070,480 shares of our common stock outstanding as of May 30, 2025 and excludes the following:

●	7,572,117 shares of common stock reserved for future issuance under our 2022 Incentive Plan, as amended;
●	9,995,000 shares of common stock reserved for issuance under our 2024 Omnibus Equity Incentive Plan;
●	600,000 shares of common stock reserved for issuance pursuant to an Inducement Award;
●	9,291,199 shares of common stock held in treasury;
●	18,352,942 shares of our common stock to be issued upon the conversion of our Series G Preferred Stock, which shares of common stock have been registered for resale on a Registration Statement on Form S-3ASR;
●	18,097,718 shares of common stock reserved for issuance upon exercise of outstanding warrants;
●	Up to 61,141,275 shares of our common stock to be issued upon the conversion of the 2.75% Convertible Senior Notes due 2030 issued by us on November 4, 2024.

S-5

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this prospectus contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future.

There are a number of important factors that could cause the actual results to differ materially from those expressed in any forward-looking statement made by us. These factors include, but are not limited to:

●	our ability to complete construction of the first 100 MW HPC facility in Ellendale, North Dakota;
●	our ability to complete the negotiation and execution of the definitive transaction documents required to close the Unit Purchase Agreement, dated January 13, 2025, by and among Applied Digital Corporation, APLD HPC Holdings LLC and MIP VI Holdings II, LLC;
●	our dependence on principal customers, including our ability to execute leases with key customers, including leases for our 400 MW Ellendale, North Dakota datacenter campus;
●	availability of financing to continue to grow our business;
●	labor and other workforce shortages and challenges;
●	power or other supply disruptions and equipment failures;
●	the addition or loss of significant customers or material changes to our relationships with these customers;
●	delays or denials of entitlements or permits, including zoning, siting, utility and other permits, or other delays resulting from requirements of public agencies and utility companies;
●	our sensitivity to general economic conditions including changes in disposable income levels and consumer spending trends;
●	our ability to timely and successfully build new hosting facilities with the appropriate contractual margins and efficiencies;
●	our ability to continue to grow sales in our hosting business;
●	volatility of cryptoasset prices; and
●	uncertainties of cryptoasset regulation policy.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with that may cause our actual results to differ from those anticipated in such forward-looking statements. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. You should review the factors and risks and other information we describe in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent reports we will file from time to time with the SEC.

All forward-looking statements are expressly qualified in their entirety by this cautionary note. You are cautioned to not place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference herein. You should read this prospectus and the documents that we incorporate by reference and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that will achieve our objectives and plans in any specified time frame, or at all. We have no obligation, and expressly disclaims any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise. We have expressed our expectations, beliefs and projections in good faith and believe they have a reasonable basis. However, we cannot assure you that our expectations, beliefs or projections will result or be achieved or accomplished.

S-6

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and any prospectus . In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus is qualified in its entirety by these risk factors.

Risks Related to This Offering

You may experience immediate and substantial dilution in the net tangible book value per share of our common stock.

The offering price per share of our common stock in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. For example, assuming that an aggregate of 29,282,576 shares of our common stock are sold pursuant to this prospectus at the assumed price of $6.83 per share, for aggregate gross proceeds of approximately $200 million, after deducting estimated aggregate offering expenses payable by us, you would experience immediate dilution of $3.51 per share, representing the difference between our pro forma as adjusted net tangible book value per share after giving effect to this offering and the assumed offering price.

See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

Our management may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a significant return.

Our management will have broad discretion over the use of proceeds from this offering, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. However, we have not determined the specific allocation of any net proceeds among these potential uses, and the ultimate use of the net proceeds may vary from the currently intended uses. The net proceeds may be used for corporate purposes that do not increase our operating results or enhance the value of our common stock.

It is not possible to predict the aggregate proceeds resulting from sales made under the sales agreement.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the sales agreement. The number of shares that are sold through the Agents after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Agents in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our Board, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Substantial blocks of our common stock may be sold into the market as a result of sales of our common stock offered pursuant to this prospectus.

The price of our common stock could decline if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur.

Any issuances of shares pursuant to this prospectus will dilute the percentage ownership of stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of such shares in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

Future offerings of debt or equity securities may adversely affect the market price of our common stock.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including senior or subordinated notes and additional classes of preferred stock. If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under an indenture, and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our common stock and may result in dilution of owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Upon any liquidation, holders of our debt securities and preferred stock, and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stockholdings in us.

S-7

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $200 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing.

We intend to use the net proceeds from the sale of our securities to fund the Company’s growth capital expenditures, general corporate purposes and working capital needs.

The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus, the accompanying base prospectus and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes.

S-8

DILUTION

The difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share after this offering constitutes immediate dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities, by the number of outstanding shares of common stock.

As of February 28, 2025, our net tangible book value was approximately $497.8 million, or approximately $2.22 per share.

On a pro forma basis as of February 28, 2025, our net tangible book value would have been approximately $647.8 million, or approximately $2.89 per share, after giving effect to the issuance and sale of 156,000 shares of Series G Preferred Stock, for aggregate gross proceeds of $150 million (the “Pro Forma Event”).

On a pro forma as adjusted basis as of February 28, 2025, our net tangible book value would have been approximately $841.7 million, or approximately $3.32 per share, after giving effect to the sale of 29,282,576 shares of common stock offered in this prospectus at the assumed public offering price of $6.83 (the closing sale price of our common stock on Nasdaq on May 30, 2025) and the deduction of the Agents’ commissions and estimated offering expenses payable by us. This represents an immediate increase in net tangible book value of $0.43 per share to our existing stockholders and an immediate dilution of approximately $3.51 per share to new investors participating in this offering.

The following table illustrates the dilution to the new investors on a per-share basis:

Public offering price		$6.83
Historic net tangible book value as of February 28, 2025	$2.22
Increase in net tangible book value per share attributable to the Pro Forma Event	$0.67
Pro forma net tangible book value before this offering	$2.89
Increase in pro forma net tangible book value attributable to new investors	$0.43
Pro forma as adjusted net tangible book value after this offering		$3.32
Dilution in pro forma as adjusted net tangible book value per share to new investors		$3.51

The table above assumes for illustrative purposes that an aggregate of 29,282,576 shares of our common stock are sold during the term of the sales agreement at a price of $6.83 per share (the closing sale price of our common stock on Nasdaq on May 30, 2025) for aggregate gross proceeds of approximately $200 million. The shares sold in this offering, if any, will be sold from time to time at various prices.

The table and discussion above are based on 224,391,160 shares of common stock outstanding on February 28, 2025, and excludes, as of that date, the following:

●	8,624,366 shares of common stock reserved for future issuance under our 2022 Incentive Plan, as amended;
●	37,500 shares of common stock reserved for issuance under restricted stock unit awards to certain consultants;
●	10,000,000 shares of common stock reserved for issuance under our 2024 Omnibus Equity Incentive Plan;
●	600,000 shares of common stock reserved for issuance pursuant to an Inducement Award;
●	9,291,199 shares of common stock held in treasury;
●	5,035,197 shares of common stock reserved for issuance upon exercise of outstanding warrants;
●	Up to 61,141,275 shares of our common stock to be issued upon the conversion of the 2.75% Convertible Senior Notes due 2030 issued by us on November 4, 2024.

To the extent that new securities are issued under the 2024 Omnibus Equity Incentive Plan, or we issue additional shares of common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or securities exercisable for or convertible into equity, the issuance of these securities could result in further dilution to our stockholders.

S-9

DESCRIPTION OF COMMON STOCK

We are authorized to issue 400,000,000 shares of common stock, $0.001 par value per share. Our common stock is listed on the Nasdaq Global Select Market under the symbol “APLD.”

As of May 30, 2025, there were 225,070,480 shares of our common stock outstanding.

Dividends

The Board of Directors may, out of funds legally available, at any regular or special meeting, declare dividends to the holders of shares of our common stock as and when they deem expedient, subject to the rights of holders of the preferred stock, if any.

Voting

Each share of common stock entitles the holders to one vote per share on all matters requiring a vote of the stockholders, including the election of directors. No holders of shares of common stock shall have the right to vote such shares cumulatively in any election for the board of directors.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in our assets available for distribution after payment in full of all debts and after the holders of preferred stock, if any, have received their liquidation preferences in full.

Miscellaneous

No holders of shares of our common stock shall have any preemptive rights to subscribe for, purchase or receive any shares of any class, whether now or hereafter authorized, or any options or warrants to purchase any such shares, or any securities convertible into or exchanged for any such shares, which may at any time be issued, sold or offered for sale by us.

Anti-Takeover Provisions

Certain provisions in our Articles, Bylaws, and applicable Nevada corporate law may have the effect of discouraging a change of control of the Company, even if such a transaction is favored by some of our stockholders and could result in stockholders receiving a substantial premium over the current market price of our shares. The primary purpose of these provisions is to encourage negotiations with our management by persons interested in acquiring control of our corporation. These provisions may also tend to perpetuate present management and make it difficult for stockholders owning less than a majority of the shares to be able to elect even a single director.

Computershare Trust Company, N.A. is presently the transfer agent and registrar for our common stock. The transfer agent’s address and phone number are: 150 Royall Street, Canton, MA 02021, telephone number: (781) 575-2000.

S-10

PLAN OF DISTRIBUTION

We have entered into the sales agreement with the Representatives, under which we may offer and sell, from time to time through the Agents, each acting as agent or principal, shares of our common stock having an aggregate offering price of up to $200 million. Sales of our common stock, if any, under this prospectus may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.

Each time we wish to issue and sell shares of our common stock under the sales agreement, we will notify at least one Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed an Agent, unless an Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the sales agreement to sell our common stock are subject to a number of conditions that we must meet. We may instruct the Agents not to sell our common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Any Agent with respect to itself or we may suspend the offering of common stock upon proper notice to the other parties and subject to other conditions. Each Agent, with respect to itself, and we have the right, by giving written notice as specified in the sales agreement, to terminate the sales agreement in each party’s sole discretion at any time upon five days’ prior notice, which in the case of an Agent would only apply to such Agent.

Under the terms of the sales agreement, we may also sell shares of our common stock to each Agent, as principal for its own account, at a price negotiated at the time of sale, provided that no sales may be made in a privately negotiated transaction without our prior consent.

We will pay each Agent commissions for its services in acting as the designated agent in the sale of shares of common stock at a commission rate of 3.0% of the gross proceeds from the sales hereunder for sales placed by such Agent. Because there are no minimum sale requirements as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agents for certain specified fees and documented expenses, including the fees and documented expenses of their legal counsel in an amount not to exceed $75,000 in connection with the execution of the sales agreement, plus up to an additional $10,000 on a quarterly basis thereafter in connection with its further periodic due diligence investigation of our company in connection with this offering. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Agents under the sales agreement, will be $250,000 if we sell the entire $200 million of shares of our common stock.

Settlement for sales of common stock will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the shares of common stock on our behalf, each Agent will be deemed to be an underwriter within the meaning of the Securities Act, and the Agents’ compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain liabilities, including civil liabilities under the Securities Act.

The offering of our new shares of common stock pursuant to the Sale Agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the Sale Agreement and (ii) the termination of the Sale Agreement as permitted therein. We and the Representatives may each terminate the Sale Agreement at any time.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and incorporated by reference in this prospectus.

The Agents and their respective affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Agents may actively trade our securities for their own accounts or for the accounts of their respective customers, and, accordingly, the Agents may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by a Representative, and the Representatives distribute the prospectus supplement and the accompanying prospectus electronically.

Northland Capital Markets is the trade name for certain capital markets and investment banking divisions of Northland Securities, Inc. Member FINRA and SIPC.

S-11

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus is being passed upon for us by Snell & Wilmer L.L.P., Las Vegas, Nevada. Lowenstein Sandler LLP has also acted as counsel to us in connection with this offering. Faegre Drinker Biddle & Reath LLP, is acting as counsel for the Agents in connection with this offering.

S-12

EXPERTS

The consolidated financial statements of Applied Digital Corporation and Subsidiaries as of May 31, 2024 and 2023 and for each of the two years in the period ended May 31, 2024, have been audited by Marcum LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements of Applied Digital Corporation and Subsidiaries are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3, including exhibits, under the Securities Act of which this prospectus forms a part. This prospectus does not contain all of the information set forth in the registration statement. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. For further information about us, please refer to the registration statement and the documents incorporated by reference in this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy statements and other information regarding issuers, such as Applied Digital Corporation, that file electronically with the SEC. We make available free of charge through our web site our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statements on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.applieddigital.com. Please note that our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the accompanying base prospectus, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the accompanying base prospectus.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we file subsequently with the SEC will automatically update this prospectus. We incorporate by reference into this prospectus the information contained in the documents listed below, which is considered to be a part of this prospectus:

●	The Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2024, filed with the Commission on August 30, 2024;

●	The Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended August 31, 2024, filed with the Commission on October 9, 2024, November 30, 2024, filed with the Commission on January 14, 2025 and February 28, 2025, filed with the Commission on April 14, 2025;

●	The Company’s Current Reports on Form 8-K filed with the Commission on June 5, 2024, June 7, 2024, June 11, 2024, June 17, 2024, July 2, 2024, July 9, 2024, July 29, 2024, August 14, 2024, August 30, 2024, September 10, 2024, September 27, 2024, October 15, 2024, October 24, 2024, October 30, 2024, October 31, 2024, November 5, 2024, November 14, 2024, November 21, 2024, December 2, 2024, December 4, 2024, January 14, 2025, February 6, 2025, February 12, 2025, April 2, 2025, April 14, 2025, May 1, 2025, May 30, 2025, June 2, 2025 and our Current Reports on Form 8-K/A filed with the SEC on June 6, 2024, June 10, 2024, September 4, 2024, January 6, 2025, January 8, 2025, February 13, 2025, and February 21, 2025, April 17, 2025 (other than any portions thereof deemed furnished and not filed);

●	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on October 23, 2024, as supplemented by the Definitive Additional Materials filed with the Commission on November 15, 2024; and

●	The description of our common stock, par value $0.001 per share, in our Registration Statement on Form 8-A, filed with the Commission on April 11, 2022, including any amendment or reports filed for the purpose of updating such description, including the Description of Capital Stock filed as Exhibit 4.8 to our Annual Report on Form 10-K for the fiscal year ended May 31, 2024, as filed with the Commission on August 30, 2024.

We also incorporate by reference all documents we file under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (a) after the initial filing date of the registration statement of which this prospectus is a part and before the effectiveness of the registration statement and (b) after the effectiveness of the registration statement and before the filing of a post-effective amendment that indicates that the securities offered by this prospectus have been sold or that deregisters the securities covered by this prospectus then remaining unsold. The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the document is filed.

Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC pursuant to Item 2.02 or 7.01 of Form 8-K.

We will furnish without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference other than exhibits to those documents. Requests should be addressed to:

Applied Digital Corporation

Attn: Wes Cummins

Chief Executive Officer

3811 Turtle Creek Blvd., Suite 2100

Dallas, Texas 75219

Phone number: (214) 427-1704

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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Up to $200 million

Common Stock

PROSPECTUS

Northland Capital Markets	Wells Fargo Securities

B. Riley Securities	Cantor	Citizens Capital Markets	Compass Point
Craig-Hallum	Lake Street Capital	Lucid Capital Markets	Roth Capital Partners

June 2, 2025

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be borne by Applied Digital Corporation in connection with the offerings described in this Registration Statement.

Registration fee - Securities and Exchange Commission	$30,620	(1)
Printing and engraving expenses		$(2)
Legal fees and expenses		$(2)
Accounting fees and expenses		$(2)
Transfer agent fees and expenses		$(2)
Miscellaneous		$(2)
Total		$(2)

(1) In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee for the securities offered, except for $30,620, related to $200 million of our common stock that may be issued and sold under that certain sales agreement with the Agents.

(2) The applicable prospectus supplement will set forth the estimated aggregate amount of expenses payable in respect of any offering of securities.

ITEM 15. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statutes, or NRS, provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless the presumption that it is acting in good faith and on an informed basis with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our Second Amended and Restated Articles of Incorporation, as amended, provide that no director or officer shall have any personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts that involve intentional misconduct, fraud, or a knowing violation of the law or (ii) the payment of dividends in violation of Nevada corporate law.

Section 78.7502(1) of the NRS provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

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NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Third Amended and Restated Bylaws, as amended (the “Bylaws”), provide that the Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

In addition, we have entered into indemnification agreements with each of our directors and certain executive officers. These agreements, among other things, require us to indemnify our directors and certain executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by such director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers or any other company or enterprise to which the person provides services at our request.

We maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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ITEM 16. Exhibits.

Exhibit No.	Description
1.1**†	Form of Underwriting Agreement
1.2*	Sales Agreement, dated June 2, 2025, by and among Applied Digital Corporation, Northland Securities, Inc. and Wells Fargo, Securities, LLC.
3.1	Second Amended and Restated Articles of Incorporation, as amended from time to time. (Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K filed with the SEC on August 2, 2023).
3.2	Certificate of Amendment to the Certificate of Designations for the Series E Redeemable Preferred Stock. (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 16, 2024).
3.3	Certificate of Amendment, dated June 11, 2024, to Second Amended and Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 11, 2024).
3.4	Certificate of the Designations, Powers, Preferences and Rights of Series F Preferred Stock (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on August 30, 2024).
3.5	Third Amended and Restated Bylaws of the Company (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on April 29, 2024).
3.6	Certificate, Amendment or Withdrawal of Designation, relating to the Series A Preferred Stock, filed with the Secretary of State of Nevada on October 21, 2024 (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2024).
3.7	Certificate, Amendment or Withdrawal of Designation, relating to the Series B Preferred Stock, filed with the Secretary of State of Nevada on October 21, 2024 (Incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2024).
3.8	Certificate, Amendment or Withdrawal of Designation, relating to the Series D Preferred Stock, filed with the Secretary of State of Nevada on October 21, 2024 (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 24, 2024).
3.9	Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series E-1 Preferred Stock filed with the Secretary of State of the State of Nevada on November 8, 2024. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 14, 2024).
3.10	Certificate of Amendment, dated November 20, 2024, to Second Amended and Restated Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 21, 2024).
3.11	Certificate, Amendment or Withdrawal of Designation, relating to the Series F Preferred Stock, filed with the Secretary of State of Nevada on April 11, 2025. (Incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on April 14, 2025).
3.12	Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and Other Restrictions of Series G Convertible Preferred Stock filed with the Secretary of State of the State of Nevada on April 30, 2025. (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 1, 2025).
3.13**	Certificate of Designations.
4.1**	Form of Warrant.
4.2**	Form of Warrant Agreement.
4.3*	Form of Senior Debt Indenture.
4.4*	Form of Subordinated Debt Indenture.
4.5*	Form of Senior Note (included in Exhibit 4.3).
4.6*	Form of Subordinated Note (included in Exhibit 4.4).
4.7**	Form of Unit Agreement.
5.1*	Opinion of Snell & Wilmer L.L.P.
5.2*	Opinion of Lowenstein Sandler LLP.
23.1*	Consent of Independent Registered Public Accounting Firm (Marcum LLP).
23.2*	Consent of Snell & Wilmer L.L.P. (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
25.1***	Statement of Eligibility on Form T-1 of the Trustee for the Senior Debt Indenture.
25.2***	Statement of Eligibility on Form T-1 of the Trustee for the Subordinated Debt Indenture.
107*	Filing Fee Table.

*	Filed herewith.
**	To be filed by amendment or as an exhibit to a document to be incorporated by reference herein.
***	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
†	The schedules to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

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ITEM 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference herein into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Applied Digital Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 2nd day of June, 2025.

APPLIED DIGITAL CORPORATION

By:	/s/ Wes Cummins
Wes Cummins Chief Executive Officer and Chairman (Principal Executive Officer)

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SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wes Cummins and Saidal L. Mohmand, or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement on Form S-3 and any subsequent registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Wes Cummins	Chief Executive Officer and Chairman	June 2, 2025
Wes Cummins	(Principal Executive Officer)

/s/ Saidal L. Mohmand	Chief Financial Officer	June 2, 2025
Saidal L. Mohmand	(Principal Financial Officer and Principal Accounting Officer)

/s/ Chuck Hastings	Director	June 2, 2025
Chuck Hastings

/s/ Douglas Miller	Director	June 2, 2025
Douglas Miller

/s/ Richard Nottenburg	Director	June 2, 2025
Richard Nottenburg

/s/ Rachel Lee	Director	June 2, 2025
Rachel Lee

/s/ Ella Benson	Director	June 2, 2025
Ella Benson

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